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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cephalon, Inc. of our report dated February 23, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for noncontrolling interests (Note 1) and convertible debt instruments (Note 1), as to which the date is May 20, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cephalon, Inc.'s Current Report on Form 8-K filed on May 20, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
May 20, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM